ONEQOR TECHNOLOGIES INC.

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2019 (COMMENCEMENT OF OPERATIONS) THROUGH SEPTEMBER 30, 2019

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm 2
Consolidated Balance Sheet 3
Consolidated Statement of Operations 4
Consolidated Statement of Changes in Shareholders' Deficit 5
Consolidated Statement of Cash Flows 6
Notes to the Consolidated Financial Statements 7

MARCUM
ACCOUNTANTS ▲ ADVISORS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of
Directors of OneQor Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of OneQor Technologies, Inc. and subsidiaries (the "Company") as of September 30, 2019, and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the period from January 1, 2019 (commencement of operations) through September 30, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations and its cash flows for the period from January 1, 2019 (commencement of operations) through September 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has negative cash flows from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the "PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Marcum LLP

We have served as the Company's auditor since 2019.

New York, NY
January 23, 2020

ONEQOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

		As of September 30, 2019
Assets		
Current assets:		
Cash	$	937,001
Accounts receivable		14,874
Deposits to purchase inventory		779,560
Total current assets		1,731,435
Office equipment, net		62,733
Right of use asset, operating lease, net		250,777
Security deposit		40,000
Total assets	$	2,084,945
Liabilities and Shareholders' Deficit		
Liabilities		
Current liabilities:		
Accounts payable	$	10,379
Accrued liabilities		433,007
Notes payable		450,000
Convertible notes payable, net		3,019,043
Derivative liability		3,635,709
Deferred revenue		1,135,988
Operating lease liability		88,466
Total current liabilities		8,772,592
Operating lease liability, net of current portion		154,482
Total liabilities		8,927,074
Commitments		
Shareholders' Deficit		
Common stock, $0.0001 par value, 10,000,000 authorized shares, 864,400 shares issued and outstanding as of September 30, 2019		86
Additional paid-in capital		114
Accumulated deficit		(6,842,329)
Total shareholders' deficit		(6,842,129)
Total liabilities and shareholders' deficit	$	2,084,945

The accompanying notes are an integral part of these consolidated financial statements.

ONEQOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

		For the Period January 1, 2019 (Commencement of Operations) through September 30, 2019
Revenues	$	391,263
Cost of goods sold		254,614
Gross profit		136,649
Operating expenses		
General and administrative expenses		3,658,760
Total operating expenses		3,658,760
Operating loss		(3,522,111)
Other expense		
Change in fair value of derivative liability		1,811,390
Amortization of debt discount		1,368,362
Interest expense, net		140,466
Total other expense		3,320,218
Loss before income taxes		(6,842,329)
Income tax expense		-
Net loss	$	(6,842,329)
Loss per share - basic and diluted	$	(8.35)
Weighted average shares outstanding, basic and diluted		819,635

ONEQOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
FOR THE PERIOD JANUARY 1, 2019 (COMMENCEMENT OF OPERATIONS) THROUGH SEPTEMBER 30, 2019

	Common Stock		Additional Paid-	Accumulated	
	Shares	Amount	In Capital	Deficit	Total
Balance as of January 1, 2019 (Commencement of Operations)	-	$ -	$ -	$ -	$ -
Shares issued to founders at Commencement of Operations	864,400	86	114	-	200
Net loss	-	-	-	(6,842,329)	(6,842,329)
Balance as of September 30, 2019	864,400	$ 86	$ 114	$ (6,842,329)	$ (6,842,129)

The accompanying notes are an integral part of these consolidated financial statements.

ONEQOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

		For the Period January 1, 2019 (Commencement of Operations) through September 30, 2019
Cash Flows From Operating Activities:		
Net loss	$	(6,842,329)
Reconciliation of net loss to cash used in operating activities:		
Depreciation		2,436
Amortization, right of use asset		41,574
Amortization of debt discount		1,368,362
Change in fair value of derivative liability		1,811,390
Change in operating assets and liabilities:		
Accounts receivable		(14,874)
Prepaid inventory		(779,560)
Security deposit		(40,000)
Accounts payable		10,379
Accrued liabilities		433,007
Operating lease liability		(49,403)
Deferred revenue		1,135,988
Net cash used in operating activities		(2,923,030)
Cash Flows From Investing Activities:		
Purchase of office equipment		(65,169)
Net cash used in investing activities		(65,169)
Cash Flows From Financing Activities:		
Proceeds from issuance of note payable		3,925,000
Proceeds from issuance of founders shares		200
Net cash provided by financing activities		3,925,200
Net increase in cash		937,001
Cash - beginning		-
Cash - ending	$	937,001
Supplemental disclosure of cash flow information:		
Cash paid during the period for:		
Interest	$	-
Income taxes	$	-
Non-cash activity:		
Right of use asset recorded under operating lease	$	292,351

The accompanying notes are an integral part of these consolidated financial statements.

ONEQOR TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS

Nature of operations

OneQor Technologies, Inc. and subsidiaries ("OneQor" or the "Company") was incorporated in Delaware November 9, 2018 (inception) as 360 Inside, Inc. and its name was changed to OneQor Technologies, Inc. in April 2019. Operations commenced on January 1, 2019. OneQor is developing innovative, evidence-based cannabinoid products and pharmaceuticals. The head office of OneQor is located at 11811 N Tatum Blvd, Suite 3050, Phoenix, AZ 85028.

The Company operates in one reportable segment being the sale of hemp-based cannabidiol ("CBD") related products with sales principally generated from the United Sates. Hemp extracts are produced from industrial hemp, which is defined as cannabis with less than 0.3% THC. The Company works closely with manufacturers who have the licenses required to manufacture CBD consumer products and uses both e-commerce and non-e-commerce partners for the sale and distribution of its products.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. OneQor has losses from its operations for the period from January 1, 2019 (Commencement of Operations) through September 30, 2019, the Company had an accumulated deficit of $6,842,329 and a working capital deficit of $7,041,157.

The Company has negative cash flows from operations and the Company's ability to continue its operations and to pay its obligations when they become due is contingent upon the Company's ability to increase sales and obtain further funding. Management will focus its efforts on marketing and raising capital.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital or generate sufficient cash flow, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern to sustain operations for at least one year from the issuance date of these financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and the applicable rules and regulations of the United States Securities and Exchange Commission (the "SEC").

Principles of Consolidation

These consolidated financial statements contain the consolidated results of OneQor Technologies, CBD Inside, LLC – a wholly-owned digital marketing subsidiary; Staywell Laboratories, Inc. – a majority-owned software development subsidiary; and MLM Holdings DE II, LLC, a holding company predecessor to OneQor. All intercompany transactions and balances have been eliminated.

The Company owns 65.7% of Staywell Laboratories, Inc.. Any non-controlling interest is de minimus as of September 30, 2019.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and expenses during the periods reported. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management's estimates and assumptions include determining the useful lives of long-lived assets, the tax valuation allowance, and determining the fair value of transactions involving common stock. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation, or FDIC, insurance limits. As of September 30, 2019, the Company had $443,306 which exceeded the FDIC insurance limits. The Company did not have any cash equivalents as of September 30, 2019.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect. The Company recognizes as allowance for doubtful accounts to ensure accounts receivable are not overstated due to un-collectability. Bad debt reserves are maintained for various customers based upon a variety of factors, including length of time the receivables are past due, significant one-time events and historical experiences. As of September 30, 2019, there was no allowance for doubtful accounts determined to be necessary.

Inventory

Inventories of finished goods and packing supplies are valued at the lower of cost and net realizable value. Net realizable value is determined as the estimated selling price, less the estimated costs of completion and estimated costs necessary to make the sale. Cost is determined using the "first in, first out" methodology.

Office Equipment, net

Office equipment is recorded at cost less accumulated depreciation. The Company depreciates its office equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets (seven years). Expenditures for maintenance and repairs, which do not extend the economic life of the related assets, are charged to operations as incurred, and expenditures, which extend the useful life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Contract Balances

The timing of our revenue recognition may differ from the timing of payment by our customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, deferred revenue is recorded until the performance obligations are satisfied. The Company records deferred revenue when it receives consideration for an arrangement prior to the product being delivered. As of September 30, 2019, the Company recorded deferred revenue of $1,135,988. The Company expects to satisfy its remaining performance obligations and recognize the deferred revenue over the next 12 months.

Derivative Liabilities

The Company evaluates convertible notes payables under Accounting Standards Codification ("ASC") Topic 815, *Derivatives Instruments and Hedging*, to determine if those contracts contain embedded derivatives. Embedded features are separated from the host contract and accounted for as a derivative instrument pursuant to Subtopic 815-10 when all of the following criteria are met:

a. The economic characteristics and risks of the embedded derivative are not clearly and closely related to the economic characteristics and risks of the host contract.
b. The hybrid instrument is not remeasured at fair value under otherwise applicable U.S. GAAP with changes in fair value reported in earnings as they occur.
c. A separate instrument with the same terms as the embedded derivative would, pursuant to Section 815-10-15, be a derivative instrument subject to the requirements of Subtopic 815-10 and this Subtopic. (The initial net investment for the hybrid shall not be considered to be the initial net investment for the embedded derivative).

The embedded derivatives meeting the criteria noted above are recorded at fair value at inception and is marked-to-market at each subsequent consolidated balance sheet date. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company's assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management's opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company's tax year of 2019 remains subject to examination. Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for "unrecognized tax benefits" is recorded for any tax benefits claimed in the Company's tax returns that do not meet these recognition and measurement standards. As of September 30, 2019, no liability for unrecognized tax benefits was required to be reported.

The Company's policy for recording interest and penalties associated with tax audits is to record such items as a component of operating expenses. There were no amounts accrued for penalties and interest for the period January 1, 2019 (Commencement of Operations) through September 30, 2019. The Company does not expect its uncertain tax positions to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Net Loss per Share

The Company computes basic loss per share by dividing net loss attributable to common stockholders by the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. The computation of net loss per share for the nine months ended September 30, 2019 is the same for both basic and diluted, as there were no dilutive securities outstanding.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepaid expenses, other assets, accounts payable, notes payable, accrued liabilities, and deferred revenue approximate their fair value due to the short-term nature of these instruments. The Company's operations and financing activities are conducted in United States dollars and as a result, the Company is not subject to significant exposure to market risks from changes in foreign currency rates. The Company is exposed to credit risk through its cash, but mitigates this risk by keeping these deposits at major financial institutions.

ASC 820 "Fair Value Measurements and Disclosures" provides a framework for measuring fair value. That frameworks provides a fair value hierarchy that prioritizes the inputs to valuation technologies used to measure fair value. The hierarchy gives highest priority to unadjusted quoted process in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Fair value is defined as the exist price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants, Fair Value is market-based measurements that is determined based on assumptions that market participants would use to pricing asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

- Level 1 Quotes prices in active market for identical assets and liabilities
- Level 2 Quotes prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable, either directly or indirectly.
- Level 3 Significant unobservable inputs that cannot be corroborated by market Data.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Fair Value of Financial Instruments, continued

Financial assets and liabilities are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The Company entered into Round 1 SAFE and Round 2 SAFE agreements (as defined in Note 4) that resulted in the Company utilizing Level 3 of the fair value hierarchy.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The Company uses Level 3 of the fair value hierarchy to measure the value of its derivative liabilities. The Company revalues such liabilities at every reporting period and recognizes gains or losses as change in fair value of derivative liabilities in the consolidated statements of operations.

The following table provides the financial liabilities measured on a recurring basis and reported at fair value on the consolidated balance sheet as of September 30, 2019:

		Fair value measurement using:			
	Carrying value	Level 1	Level 2	Level 3	Total
Derivative liability	$ 3,635,709	$ -	$ -	$ 3,635,709	$ 3,635,709

The following table sets forth a summary of changes in the fair value of the Company's Level 3 financial liabilities that are measured at fair value on a recurring basis:

	For the Period January 1, 2019 (Commencement of Operations) through September 30, 2019
Beginning balance	$ -
Aggregate fair value of conversion features upon issuance	1,824,319
Change in fair value of conversion features	1,811,390
Ending balance	$ 3,635,709

The derivative liabilities are measured at fair value and are classified within Level 3 of the valuation hierarchy. The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the Company's derivative financial instruments are provided below:

	As of September 30, 2019
60-day VWAP of target company common stock	$ 0.37
Stock price of target company common stock	$ 0.38
Probability of merger consummation with target company	50%
Interest rate	10%

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, Level 3 financial liabilities consist of the derivative liabilities for which there is no current market such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Fair Value of Financial Instruments, continued

As of September 30, 2019, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

In accordance with the provisions of ASC 815, the Company presented the conversion feature liabilities at fair value on its consolidated balance sheet, with the corresponding changes in fair value recorded in the Company's consolidated statement of operations for the applicable reporting periods.

Recently Adopted Accounting Pronouncements

During February 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-02, Leases (Topic 842). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based upon the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Lease with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period and is applied retrospectively. The Company adopted this guidance on January 1, 2019. Upon adoption the Company record a right of use asset and operating lease liability of $292,351. See Note 7 for additional information.

The Company accounts for its various operating leases in accordance with ASC 842 – Lease, as updated by ASU 2016-02. At the inception of a lease, the Company recognizes right-of-use lease assets and related lease liabilities measured at present value of future lease payments on its balance sheet. Lease expense is recognized on a straight-line basis over the term of the lease. The Company reviewed its contracts with vendors and customers, determining that its right-to-use lease assets consisted of only office space operating leases.

Revenue Recognition

The Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

1. Identify a customer along with a corresponding contract;
2. Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
3. Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
4. Allocate the transaction price to the performance obligation(s) in the contract; and
5. Recognize revenue when or as the Company satisfies the performance obligation(s).

Under ASC 606, revenue from the sale of OneQor's products is generally recognized at a point in time when control over the goods has been transferred to the customer. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company's credit policy. Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

The Company has established terms with its customers whereby customers generally will pay 50 percent at the time an order is placed and 50 percent at the time of completion to release the order. These terms are typically mirrored with the Company's suppliers who are paid 50 percent at the time an order is placed and the balance also due upon manufacturing completion. The Company currently produces to order and therefore holds no significant inventory of product. Deposit payments made to suppliers are recorded as prepaid inventory until fully paid, whereby goods are then shipped to customers. As of September 30, 2019, the Company has $779,560 of prepaid inventory recorded on its balance sheet.

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

As of September 30, 2019, the Company's notes payable and convertible notes payable consisted of the following:

	Principal	Debt Discount	Net
Notes Payable - TerraTech	$ 450,000	$ -	$ 450,000
Convertible Notes - SAFE Agreements	3,475,000	(455,957)	3,019,043
Total notes payable and convertible notes payable	$ 3,925,000	$ (455,957)	$ 3,469,043

TerraTech Notes

The Company entered into three separate loan agreements with TerraTech Corporation totaling $450,000 (the "TerraTech Notes"). The Company received $100,000 July 17, 2019, $250,000 on August 2, 2019, and $100,000 on September 27, 2019. These loans each mature in 364 days from the issue date and accrue interest at 10% annually. The loans can be repaid earlier than August 1, 2020, the maturity date, without penalty. Accrued interest on the Terra Tech loans totaled $6,222 as of September 30, 2019.

Convertible Notes Payable – SAFE Agreements

From January 23, 2019 through March 21, 2019, the Company received $1,875,000 in exchange for Simple Agreements for Future Equity ("Round 1 SAFE"). The Round 1 SAFE's are contingently convertible instruments that automatically convert into shares of convertible preferred stock upon the Company's future sale of preferred stock at a fixed valuation. The preferred stock that the Round 1 SAFE investor receives shall be identical to the convertible preferred stock that other investors receive, except that the investors in the Round 1 SAFE will receive a conversion rate into common stock that is at a 50% discount from what other investors receive.

The Round 1 SAFE instruments accrue interest at a fixed rate of ten percent (10%) annually and are only repayable upon a liquidity event (change of control or initial public offering) or dissolution event (termination of operations). Upon a liquidity event, the holders of the Round 1 SAFE will receive twice their face value plus interest and the holder may also elect to receive common stock instead of cash.

If an equity financing event has not closed on or before June 30, 2020, the Round 1 SAFE will be automatically converted, at the Company's option, into (i) common stock or (ii) an unsecured five-year promissory note that shall accrue interest at a rate of ten percent (10%) per year.

The Company determined that the liquidity event feature of the Round 1 SAFE is considered to be a derivative as it is not clearly and closely related to the debt host and recorded the fair value of the embedded feature to derivative liability on the Company's consolidated balance sheet in the amount of $750,000. That amount was recorded as a debt discount and will be amortized utilizing the effective interest method through June 30, 2020. For the period January 1, 2019 (Commencement of Operations) through September 30, 2019, the Company recorded $294,043 to amortization of debt discount on the Company's consolidated statement of operations under the Round 1 SAFE. As of September 30, 2019, the derivative liability was $1,992,466.

From July 31, 2019 through September 12, 2019, the Company received $1,600,000 in exchange for additional Simple Agreements for Future Equity ("Round 2 SAFE"). The Round 2 SAFE's are convertible instruments that automatically convert into shares of convertible preferred stock upon the Company's future sale of preferred stock at a fixed valuation. The preferred stock that the Round 2 SAFE investor receives shall be identical to the convertible preferred stock that other investors receive, except that the investors in the Round 2 SAFE will receive a conversion rate into common stock that is at a 50% discount from what other investors receive.

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

Convertible Notes Payable – SAFE Agreements, continued

The Round 2 SAFE instruments accrue interest at a fixed rate of ten percent (10%) annually and are only repayable in cash upon a liquidity event (change of control or initial public offering) or dissolution event (termination of operations). Upon an equity financing, the Round 2 SAFE instruments will convert into the Company's preferred shares at a 50% discount. As a result of a merger or share exchange, the Round 2 SAFE instruments will convert into shares of the target company's common stock at a 50% discount to the target company's 60-day volume weighted average price.

The Company determined that the merger or share exchange event feature of the Round 2 SAFE is considered to be a derivative and recorded the fair value of the embedded feature to derivative liabilities on the Company's consolidated balance sheet in the amount of $1,074,319. That amount was immediately expensed to amortization of debt discount on the Company's consolidated statement of operations. As of September 30, 2019, the derivative liability was $1,643,243.

NOTE 5 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Authorized Capital and Issued shares

The holders of the Company's common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution. As of September 30, 2019, the Company has 10,000,000 authorized shares of common stock with a par value of $0.0001 per share.

NOTE 6 – INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

		As of September 30, 2019
Deferred tax assets:		
Net operating loss carryovers	$	874,576
Notes payable		34,935
Total deferred tax assets		909,511
Less: valuation allowance		(909,511)
Deferred tax assets, net	$	-

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory federal income tax rate to loss from operations before the provision for income taxes is as follows:

	For the period January 1, 2019 (Commencement of Operations) through September 30, 2019
Federal statutory rate	(21.0)%
State rate, net of federal benefit	(3.9)%
Permanent differences -- amortization of debt discount and change in fair value of derivative liabilities	11.6 %
Change in valuation allowance	13.3 %
Effective income tax rate	- %

NOTE 6 – INCOME TAXES, CONTINUED

As of September 30, 2019, the Company had net operating loss carryovers of $3,516,447 for US federal income tax purposes. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company. Based on losses from Commencement of Operations, the Company determined that as of September 30, 2019 it is more likely than not that the Company will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a valuation allowance against the deferred tax assets was required of $909,511.

The Company files income tax returns in the U.S. federal and Arizona state jurisdictions. The Company has not yet filed its initial year tax returns for 2018.

NOTE 7 – LEASES

The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset. The Company has a lease agreement which include lease and non-lease components, which the Company has elected to account for as a single lease component. Lease expense for variable lease components are recognized when the obligation is probable.

Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term. The Company primarily leases office building (real estate) which is classified as an operating lease. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As an implicit interest rate is not readily determinable in the Company's lease, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The Company determined that using a discount rate of 10% is reasonable, as this is the Company's incremental borrowing rate for the time period commensurate with the term of the lease.

The lease term for the Company's lease includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Options for lease renewals have been excluded from the lease term (and lease liability) for the majority of the Company's leases as the reasonably certain threshold is not met.

Lease payments included in the measurement of the lease liability are comprised of fixed payments. There are no variable lease payments included in the office lease.

Total future minimum payments required under its office lease agreement are as follows:

Years Ended December 31,	Amount	
2019 (three months)	$	26,889
2020		109,343
2021		111,494
2022		28,140
Total undiscounted minimum future lease payments		275,866
Less Imputed interest		32,918
Present value of operating lease liability	$	242,948

NOTE 7 – LEASES, CONTINUED

Supplemental balance sheet information related to leases was as follows:

		September 30, 2019
Right-of-use assets, net	$	250,777
Current lease obligations	$	88,466
Non-current lease obligations		154,482
Total lease liabilities	$	242,948

NOTE 8 – COMMITMENTS

Medical Advisory Board

During 2019, the Company entered into consulting agreements with six individuals to serve on the Company's Medical Advisory Board. The agreements are for a term of two years. In exchange for serving on the Medical Advisory Board, the individuals shall receive aggregate cash compensation of $572,000 over the term of the agreements. In addition, each individual is eligible to receive discretionary bonuses as may be determined by the board of directors from time to time and may participate in any future stock option plans that may be designated.

NOTE 9 – SUBSEQUENT EVENTS

Convertible Notes Payable – SAFE Agreements

On October 1, 2019, the Company entered into a Round 2 SAFE Agreement for $500,000 and on October 21, 2019, the Company entered into a Round 2 SAFE agreement for $150,000.

On October 24, 2019, the Round 1 SAFE agreements were amended as follows: If there is a Liquidity Event before the termination of this SAFE, immediately prior to the closing of the transaction qualifying as a Liquidity Event, the Round 1 SAFE will automatically be entitled to receive the number of shares of Common Stock equal to the Conversion Amount divided by the product of (i) a Company valuation equal to $106,150,000, multiplied by (ii) the Discount Rate of 50%.

Related Party Note Payable

On October 29, 2019, the Company issued two promissory notes for $500,000 to the Company's chief executive officer and chairman of its Board of Directors.

TerraTech Notes Payable

On November 21, 2019, the Company received $250,000 in exchange for a promissory note with TerraTech Corporation.

On November 22, 2019, the Company received $750,000 in exchange for a promissory note with TerraTech Corporation.

NOTE 9 – SUBSEQUENT EVENTS, CONTINUED

TerraTech Merger

On October 30, 2019, the Company entered into an agreement to execute a share-exchange transaction with Terra Tech Corporation. On a pro forma basis and based upon the number of shares of Terra Tech common stock to be issued in the merger, current Terra Tech shareholders will own approximately 45% of the combined company and the Company's shareholders and certain holders of the Company's Round 1 SAFEs and Round 2 SAFEs will own approximately 55% of the combined company. The Company cannot provide any assurance that the merger with Terra Tech will occur.

Dynami Agreement

On November 22, 2019, the Company entered into an agreement to acquire certain intellectual property of Dynami Supply LLC ("Dynami"). In exchange for the intellectual property, the Company agreed to pay Dynami $20,000 per month for 24 months following the date of the agreement.

On December 12, 2019, the Company disputed certain provisions of the Dynami agreement, and filed a complaint in the Superior Court of the State of Arizona in and for the County of Maricopa (Case No. CV2019-015276) to force Dynami to change the disputed provisions.

Restricted Stock Grants

On October 23, 2019, the board of directors of the Company granted 103,055 of restricted common stock to certain employees of the Company.